Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations	Paul Henning 212-554-5462
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Enters the Home Based Tutoring Market

with the Acquisition of A to Z In-Home Tutoring, LLC

TUCSON, ARIZONA – February 6, 2006 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it has acquired 100% of the equity interest in A to Z In-Home Tutoring, LLC (“A to Z”), a Tennessee-based provider of home based educational tutoring. The acquisition expands Providence’s home based social services to include educational tutoring, which receives funding under the No Child Left Behind Act.

The purchase price included $500,000 in cash and approximately $800,000 of debt. In addition, Providence expects to make net earnout payments based on future financial performance. The total purchase price including the earnout payments is capped at $8.0 million. Revenue for A to Z for 2006 is estimated to reach approximately $4.2 million.

“We are fortunate to be able to become involved with A to Z at this early stage of their development. With their potential for rapid growth, we immediately saw the value in combining their business with our existing home based counseling services,” said Fletcher McCusker, Chairman and CEO. “We believe many of the students A to Z serves are in the Company’s target markets, which creates opportunities for us to enhance our home based social services as well as provide in-home tutoring services to eligible clients. As we integrate the business in 2006, we will invest to help grow revenue in the states where educational tutoring will be offered, and help A to Z become approved in new states as well.”

While the Company does not expect the impact of the acquisition to be material to its financial results in 2006, looking forward, there are expected to be significant synergies as Providence introduces educational tutoring into the Company’s existing social services markets and expands its presence into new markets currently serviced by A to Z. Operating margins for educational tutoring are expected to be in line with the Company’s target of 12% by the end of the three year earnout period.

A to Z, based in Nashville, Tennessee, offers a wide-range of tutoring programs through partnerships with school districts as well as state and local governments and non-profit organizations. A to Z has been approved to provide tutorial services in 30 states.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation

A to Z currently has approximately 750 active tutors servicing approximately 1,300 students in 10 states in which Providence operates and Alabama, Alaska, Arkansas, Idaho, Louisiana, South Dakota and Washington in which the Company did not have a presence until this acquisition.

Under the No Child Left Behind Act, funds are provided to schools who fail to meet the academic standard set under Federal law and, as a consequence, the students are entitled to tutorial services designed to enhance a student’s academic performance. Most tutorial services are either office based or school based. A to Z elected to contract with mobile tutors and bring the services to the student’s home, much like the Providence’s social services model.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 505 government contracts in 24 states and the District of Columbia as of September 30, 2005.

Certain statements herein, such as any statements about Providence’s confidence, strategies or guidance or its expectations about revenues, results of operations, profitability, per share information, contracts, growth or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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